                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                             VINTAGE WINE TRUST INC.

                                       AND

                                 CERTAIN PERSONS

                           LISTED ON SCHEDULE 1 HERETO

                                   DATED AS OF

                                 MARCH 23, 2005

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
SECTION 1.   DEFINITIONS.................................................     1

SECTION 2.   SHELF REGISTRATIONS.........................................     3

SECTION 3.   BLACK-OUT PERIODS...........................................     4

SECTION 4.   REGISTRATION PROCEDURES.....................................     4

SECTION 5.   INDEMNIFICATION.............................................     7

SECTION 6.   MARKET STAND-OFF AGREEMENT..................................     9

SECTION 7.   COVENANTS RELATING TO RULE 144..............................     9

SECTION 8.   MISCELLANEOUS...............................................     9
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                                       -i-

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                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of March ___, 2005, is made and entered into by and among Vintage Wine Trust Inc., a Maryland corporation (the "COMPANY"), and certain persons listed on Schedule 1 hereto (such persons, in their capacity as holders of Registrable Securities, the "HOLDERS," and each the "HOLDER"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 1 hereto.

                                   WITNESSETH:

     WHEREAS, Vintage Wine Trust LP, a Delaware limited partnership ("VWT OP"), and the Holders have entered into contribution agreements, pursuant to which such persons contributed or caused to be contributed their membership interests in, and other rights with respect to VWP LLC, a Delaware limited liability company ("VWP LLC"), in exchange for limited partnership units of VWT OP exchangeable, under certain circumstances, into shares of common stock, par value $0.01 per share, of the Company (the "COMMON SHARES") on a one-for-one basis (such exchanged units in the aggregate, the "OP UNITS"); and

     WHEREAS, the Company desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights contained herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "AFFILIATE" shall mean, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; (ii) any Person who, from time to time, is a member of the Immediate Family of a specified Person; (iii) any Person who, from time to time, is an officer or director or manager of a specified Person; or (iv) any Person who, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities or other ownership interests of the specified Person, or of which the specified Person is directly or indirectly the owner of 50% or more of any class of equity securities or other ownership interests.

     "AGREEMENT" shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.

     "BOARD" shall mean the Board of Directors of the Company.

     "BUSINESS DAY" shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

     "COMMON SHARES" shall mean the shares of common stock, par value $.01 per share, of the Company.

     "COMMISSION" shall mean the Securities and Exchange Commission and any successor thereto.

     "COMPANY" shall have the meaning set forth in the introductory paragraph hereof.

     "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

     "HOLDER" shall mean each holder of OP Units and/or the Common Shares issuable upon conversion of the OP Units, listed in Schedule 1 hereto, in his, her or its capacity as a holder of Registrable Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

     "IPO" means an underwritten initial public offering by the Company of the Common Shares pursuant to an effective registration statement filed with the Commission under the Securities Act, or any comparable document under any similar federal statute then in force.

     "MARKET VALUE" shall mean, as of any date, the average closing price of the Registrable Securities on the principal national securities exchange or national quotation system in which the Registrable Securities are admitted for trading or quotation over the ten trading days preceding such date, or if closing prices are not available, the average of the averages of the closing bid and asked prices over such period on such exchange or system.

     "OP UNITS" shall have the meaning set forth in the Recitals hereof.

     "PERSON" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

     "PRIVATE OFFERING REGISTRATION RIGHTS AGREEMENT" shall mean that Registration Rights Agreement dated as of March __, 2005, between the Company and Friedman, Billings, Ramsey & Co., Inc.

     "PUBLIC OFFERING" shall mean any offering of Registrable Securities to the public pursuant to an effective registration statement filed with the Commission under the Securities Act, or any comparable document under any similar federal statute then in force.

     "REGISTRABLE SECURITIES" shall mean at any time a class of equity securities of the Company or of a successor to the entire business of the Company which (i) are (A) the Common Shares and (B) the Common Shares that may be acquired by the Holders in connection with the exercise by such Holders of the exchange rights associated with the OP Units and (ii) are of a class of securities that are listed for trading on a national securities exchange; provided, however, such Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and all such Registrable Securities shall have been disposed of in accordance with such registration statement, (B) such Registrable Securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Registrable Securities become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144(k) (or any successor provision) under the Securities Act or (D) such Registrable Securities have ceased to be outstanding.

     "REGISTRATION EXPENSES" shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company's performance of or compliance with this Agreement, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or "blue sky" laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any fees and disbursements of one common counsel retained by a majority of the Registrable Securities; provided, however, "Registration Expenses" shall not include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by each Holder of Registrable Securities on a pro rata basis with respect to the Registrable Securities so sold.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended (or any successor corresponding provision of succeeding law), and the rules and regulations thereunder.

     "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a) hereof.

     "STAND-OFF PERIOD" shall have the meaning set forth in Section 6 hereof.

     "VOTING POWER" shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

     "VWP LLC" shall have the meaning set forth in the introductory paragraph hereof.

     "VWT OP" shall have the meaning set forth in the Recitals hereof.

     Section 2. Shelf Registrations.

          a. Shelf Registration. The Company agrees to use commercially reasonable efforts to file with the Commission no later than 14 months following the earlier of (i) the completion of the IPO and (ii) the effectiveness of a shelf registration statement pursuant to the Private Offering Registration Rights Agreement, and in any case only during a period of time that the issuer of the Registrable Securities is eligible to use Form S-3 (or any similar or successor form), a registration statement under the Securities Act on Form S-3 (or any similar or successor form) for the offering on a continuous or delayed basis in the future covering resales of the Registrable Securities (the "SHELF REGISTRATION STATEMENT"), and will use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Shelf Registration Statement shall be on an appropriate form and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company.

          b. Effectiveness. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the date that all of the Registrable Securities registered under the Shelf Registration Statement cease to be Registrable Securities. During the period that the Shelf Registration Statement is effective, the Company shall supplement or make amendments to the Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

     Section 3. Black-Out Periods.

     Notwithstanding anything herein to the contrary, the Company shall have the right, exercisable from time to time by delivery of a notice authorized by the Board, on not more than four occasions, to require the Holders not to sell pursuant to a registration statement or similar document under the Securities Act filed pursuant to Section 2 or to suspend the effectiveness thereof if at the time of the delivery of such notice, the Board has considered a plan to engage no later than 90 days following the date of such notice in a firm commitment underwritten public offering or if the Board has reasonably and in good faith determined that such registration and offering, continued effectiveness or sale would materially interfere with any material transaction involving the Company or otherwise not be in the best interests of the Company; provided, however, that in no event shall the black-out period extend for more than 90 days in any twelve month period. The Company, as soon as practicable, shall (i) give the Holders prompt written notice in the event that the Company has suspended sales of Registrable Securities pursuant to this Section 3, (ii) give the Holders prompt written notice of the completion of such offering or material transaction and (iii) promptly file any amendment necessary for any registration statement or prospectus of the Holders in connection with the completion of such event.

     Each Holder agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the notice of completion of such event.

     In addition to the foregoing, the Company and the Holders agree that any suspension of a registration statement covering the Registrable Shares (as defined in the Private Offering Registration Rights Agreement) shall also require a suspension of the effectiveness of the registration statement covering the Registrable Securities.

     Section 4. Registration Procedures.

          a. In connection with the filing of any registration statement as provided in this Agreement, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

               (i) prepare and file with the Commission the requisite registration statement (including a prospectus therein and any supplement thereto) to effect such registration and use its commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to counsel for the sellers of Registrable Securities covered by such registration statement and provide Business Days for such sellers and their counsel to comment upon such documents if so requested by a Holder;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period in which such registration statement is required to be kept effective;

               (iii) furnish to each Holder of the securities being registered, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) other than those which are being incorporated into such registration statement by reference, such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as the Holders may reasonably request;

               (iv) register or qualify all Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as the Holders and the underwriters of the securities being registered, if any, shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdiction of the securities owned by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

               (v) promptly notify the Holders at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the Holders, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (vi) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, as further agreed to in Section 7 hereof;

               (vii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (viii) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

               (ix) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders may reasonably request in writing at least two Business Days prior to any sale of Registrable Securities;

               (x) list all Registrable Securities covered by such registration statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such securities that are reasonably within the control of the Company including, without limitation, registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the Commission;

               (xi) in connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such name as the Holders may reasonably request in writing at least three Business Days prior to any sale of Registrable Securities;

               (xii) notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed or when any document is filed with the Commission which would be incorporated by reference into the prospectus;

               (xiii) notify each Holder of any request by the Commission for the amendment or supplement of such registration statement or prospectus for additional information; and

               (xiv) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use all commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued; provided, however, that if applicable, the Company shall first use all commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued with respect to a registration statement covering the Registrable Shares (as defined in the Private Offering Registration Rights Agreement) prior to doing the same with respect to the registration statement covering the Registrable Securities; (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.


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

          b. In connection with the filing of any registration statement covering Registrable Securities, each Holder shall furnish in writing to the Company such information regarding such Holder (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by the Company as is necessary or advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

     Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(v), such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v); (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 4(a)(xiv), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder's receipt of the notice described in clause (C) of Section 4(a)(xiv); and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of
Section 4(a)(xiv), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder's receipt of the notice described in clause
(C) of Section 4(a)(xiv).

     Section 5. Indemnification.

          a. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, together with the partners, officers, directors, trustees, stockholders, employees, agents and investment advisers of such controlling person, against any losses, claims, damages, and expenses (including, without limitation, reasonable attorneys' fees), joint or several, to which the Holders or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Holder for any reasonable legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to the Holders or any other Person who controls such Holder within the meaning of the Securities Act or the Exchange Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus or supplement to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or supplement, or use by a Holder of a final prospectus or supplement when participating in a distribution during a period when a stop order has been issued in respect thereof or any motion or proceeding for that purpose has been initiated or such use has otherwise been suspended in accordance with the terms hereof, and notice thereof has been given to, and received by, the Holder prior to such use. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such controlling Person and shall survive the transfer of such securities by the Holders.

          b. Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the Company, each member of the Board, each officer, employee, agent and investment adviser of the Company and each other Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder regarding such Holder giving such indemnification specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Board member, officer, employee, agent, investment adviser or controlling Person and shall survive the transfer of such securities by any Holder. The obligation of a Holder to indemnify will be several and not joint, among the Holders of Registrable Securities and the liability of each such Holder of Registrable Securities will be in proportion to and limited in all events to the gross amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

          c. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

          d. Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 5(c), the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. The indemnifying party shall


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

not settle any claim without the consent of the indemnified party unless such settlement involves a complete release of such indemnified party without any admission of liability by the indemnified party.

          e. Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (ii) if the allocation provided by subclause (i) above is not permitted by applicable law, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation, and the liability for contribution of each Holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

     Section 6. Market Stand-Off Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees or partners of the Holder who agree to be similarly bound) within 30 days prior to and for up to 60 days following the effective date of a registration statement of the Company filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Company's securities (the "STAND-OFF PERIOD"); provided, however, that:

          a. with respect to the Stand-Off Period, such agreement shall not be applicable to the Registrable Securities to be sold on the Holder's behalf to the public in an underwritten offering pursuant to such registration statement;

          b. all executive officers and directors of the Company then holding Common Stock of the Company shall enter into similar agreements (unless such Holder is an executive officer or director of the Company, in which case this clause shall not be applicable with respect to such Holder);

          c. the Company shall use commercially reasonable efforts to obtain similar agreements from each 5% or greater shareholder of the Company; and

          d. the Holders shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other 5% or greater shareholder of the Company that entered into similar agreements;

provided further, however, that no Registrable Securities may be included in any underwritten offering unless and until all Registrable Shares (as such term is defined in the Private Offering Registration Statement) have been given the opportunity to be included, and have been included to the extent so desired, in such underwritten offering.

     In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities subject to this Section 6 and to impose stop transfer instructions with respect to the Registrable Securities and such other Common Shares of each Holder (and the Common Shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Section 7. Covenants Relating To Rule 144. At such times as the Company becomes obligated to file reports in compliance with either Section 13 or 15(d) of the Exchange Act, the Company covenants that it will use commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will use commercially reasonable efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     Section 8. Miscellaneous.

          a. Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act, or there ceases to be any Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Section 5 and paragraphs (d), (e), (g), (h), (i), (j), (k), (l),
(n) and (o) of this Section 8 shall survive the termination of this Agreement.

          b. Expenses. All Registration Expenses incurred in connection with any Shelf Registration under Section 2 shall be borne by the Company, whether or not any registration statement related thereto becomes effective.

          c. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

          d. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any civil action concerning any controversy, dispute or claim arising out of or relating to this Agreement, or any other agreement contemplated by, or otherwise with respect to, this Agreement or the breach hereof, unless such court would not have subject matter jurisdiction thereof, in which event the parties consent to the jurisdiction of the State of New York. The parties hereby waive and agree not to assert in any litigation concerning this Agreement the doctrine of forum non conveniens.

          e. Waiver Of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          f. Prior Agreement; Construction; Entire Agreement. This Agreement, including the exhibits and other documents referred to herein (which form a part hereof), constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, and all such prior agreements and understandings are merged herein and shall not survive the execution and delivery hereof.

          g. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service or be telecopier and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), addressed as follows:

If to the Holder:    To the address indicated for such Holder in Schedule 1
                     hereto.

If to the Company:   Vintage Wine Trust Inc.
                     1101 Fifth Avenue
                     Suite 315
                     San Rafael, CA 94901
                     Facsimile: 415-456-0430

                     with a copy to:

                     Clifford Chance US LLP
                     31 West 52nd Street
                     New York, New York 10019
                     Attention: Jay L. Bernstein
                     Facsimile: 212-878-8375

          h. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may assign its rights or obligations hereunder to any successor to the Company's business or with the prior written consent of Holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, no assignee of the Company shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement pursuant to which such assignee accepts such rights and obligations.

          i. Headings. Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.

          j. Amendments And Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Registrable Securities; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the Holders of all the Registrable Securities adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Securities but does not so adversely affect all of the Registrable Securities; provided, further, that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.

          k. Interpretation; Absence Of Presumption. For the purposes hereof,
(i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions.

          This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.

          l. Severability. If any provision of this Agreement shall be or shall be held or deemed by a final order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.

          m. Specific Performance; Other Rights. The parties recognize that various other rights rendered under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance.

          n. Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.

          o. No Waiver. The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        Vintage Wine Trust Inc.,
                                        a Maryland corporation


                                        By: /s/ Tamara D. Fischer
                                            ------------------------------------
                                        Name: Tamara D. Fischer
                                        Title: Chief Financial Officer
                                               ---------------------------------


                                        HOLDERS:


                                        /s/ Joseph W. Ciatti
                                        ----------------------------------------
                                        Joseph W. Ciatti


                                        /s/ Richard N. Shell
                                        ----------------------------------------
                                        Richard N. Shell


                                        /s/ Tamara D. Fischer
                                        ----------------------------------------
                                        Tamara D. Fischer


                                        /s/ Don Green
                                        ----------------------------------------
                                        Don Green


                                        First Bank Mortgage LLC


                                        /s/ James Dierberg
                                        ----------------------------------------
                                        By: Name: James Dierberg
                                            Title: President